Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in the registration statement of COMFORCE Corporation on Form S-4 (File No. 333-43327) of our report dated January 30, 1997, except as to Note 20 for which the date is March 21, 1997, on our audits of the consolidated financial statements and financial statement schedules of COMFORCE Corporation as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."


                                        /s/  Coopers & Lybrand L.L.P.

                                             Coopers & Lybrand L.L.P.


Melville, New York
January 15, 1998